EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
September 22, 2016

Centrus Signs Contract for
Advancing U.S. Enrichment Technology

BETHESDA, Md. - Centrus Energy Corp. (NYSE MKT: LEU) announced today it has entered into a new follow-on contract with UT-Battelle, LLC, as operator of the U.S. Department of Energy’s Oak Ridge National Laboratory, for maintaining and advancing U.S. gas centrifuge uranium enrichment technology. The contract is valued at approximately $25 million and runs through September 30, 2017. Under the terms of the contract, Centrus will perform engineering and testing work on the American Centrifuge uranium enrichment technology to support future national security and energy security needs.

“With this contract, our scientists, engineers and operations staff can continue their vital work ensuring that an advanced U.S. uranium enrichment technology is ready for deployment when the country needs it,” said Larry B. Cutlip, vice president, Field Operations. “While those decisions will be made by the President and Congress, Centrus remains committed to being a reliable partner for the U.S. government in advancing America’s critical national interests.”

Under this new contract, Centrus scientists, engineers, and operators will utilize the Company’s unique facilities in Oak Ridge, Tenn., to develop and test technology improvements to reduce costs, improve manufacturability, and enhance long-term reliability of U.S. uranium enrichment technology. The work ensures that critical U.S. expertise in centrifuge technology and operations is maintained and advanced to meet the future needs of the nation.

The Company noted that, while the vast majority of its business is focused on supplying nuclear fuel to utilities through contracts with a global network of uranium enrichment producers, Centrus remains committed to its role in supporting U.S. national interests.

National Security

The United States, which once led the world in uranium enrichment, shut down the last of its outdated and increasingly uneconomical Cold War-era enrichment plants in 2013 - leaving the nation without a domestic, industrial-scale uranium enrichment capability for national security purposes for the first time since the Manhattan Project. For commercial electricity production, the United States now imports the great majority of its enriched uranium fuel from Russia, Europe, and China.

While current market conditions do not support building a full-scale uranium enrichment plant for commercial purposes, over the long-term the United States will need to deploy a domestic enrichment technology at industrial scale to strengthen energy security, advance U.S. nonproliferation goals, provide fuel for the long-term needs of the nuclear Navy, and ensure a supply of tritium, which is needed to maintain the effectiveness of America’s nuclear deterrent. In October 2015, the U.S. Department of Energy issued a report to Congress which explored a range of possible technologies and found that the American Centrifuge is the “most technically advanced and lowest risk option” for restoring America’s domestic uranium enrichment capability to meet long-term national security needs.

About Centrus Energy Corp.

Centrus Energy is a trusted supplier of enriched uranium fuel for commercial nuclear power plants in the United States and around the world. With world-class technical and engineering capabilities, Centrus is advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future.

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Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, risks and uncertainties related to the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium (“LEU”); risks related to actions that may be taken by the U.S. government, the Russian government or other governments that could affect our ability or the ability of our sources of supply to perform under contract obligations, including the imposition of sanctions, restrictions or other requirements; the impact of government regulation including by the U.S. Department of Energy and the U.S. Nuclear Regulatory Commission; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; uncertainty regarding our ability to commercially deploy competitive enrichment technology; risks and uncertainties regarding funding for the American Centrifuge project and our ability to enter into an extension of the agreement with UT-Battelle, LLC, the management and operating contractor for Oak Ridge National Laboratory, for continued research, development and demonstration of the American Centrifuge technology; the competitive environment for our products and services; the potential for further demobilization or termination of the American Centrifuge project; risks related to the current demobilization of the portions of the American Centrifuge project including risks that the schedule could be delayed and costs could be higher than expected; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; revenue and operating results can fluctuate significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q, which are available on our website at www.centrusenergy.com. We do not undertake to update our forward-looking statements except as required by law.

Contact

Media: Jeremy Derryberry (301) 564-3392
Investors: Don Hatcher (301) 564-3460